As filed with the Securities and Exchange Commission on May 13, 1997.


                                                  Registration No. 333-22909


                               SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C. 20549

                                 POST-EFFECTIVE AMENDMENT NO. 1
                                               ON
                                            FORM S-8
                                               TO
                               REGISTRATION STATEMENT ON FORM S-4
                                Under the Securities Act of 1933

                                       F.N.B. CORPORATION
                     (Exact name of registrant as specified in its charter)

        PENNSYLVANIA                                      25-1255406
       (State or other jurisdiction                      (I.R.S. Employer
       of incorporation or organization)                 Identification No.)

       HERMITAGE SQUARE
       HERMITAGE, PA                                     16148
       (Address of Principal                             (zip code)
       Executive Offices)


                    WEST COAST BANCORP, INC. EMPLOYEE INCENTIVE STOCK OPTION
                             PLAN AND NONSTATUTORY STOCK OPTION PLAN
                                      (Full Title of Plan)
                                      ____________________

                                         PETER MORTENSEN
                         CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                       F.N.B. CORPORATION
                                        HERMITAGE SQUARE
                                      HERMITAGE, PA  16148
                             (Name and address of agent for service)

                                         (412) 981-6000
                  (Telephone number, including area code, of agent for service)
                                       __________________


                This Post-Effective Amendment No. 1 covers shares of the Registrant's Common Stock originally registered on the Registration Statement on Form S-4 to which this is an amendment. The registration fees in respect of such shares of Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating thereto.

                                             PART I

                      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
                      ----------------------------------------------------

                The documents constituting a Prospectus ("Prospectus") with respect to this Post-Effective Amendment No.1 on Form S-8 to the Registration Statement on Form S-4 of F.N.B. Corporation ("FNB" or the "Corporation") are kept on file at the offices of the Corporation in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Corporation will provide without charge to participants in the West Coast Bancorp, Inc. Employee Incentive Stock Option Plan and the West Coast Bancorp, Inc. Nonstatutory Stock Option Plan, on the written or oral request of any such person, a copy of any or all of the documents constituting a prospectus. Written requests for such copies should be directed to John D. Waters, Principal Financial and Accounting Officer, F.N.B. Corporation, Hermitage Square, Hermitage, Pennsylvania 16148. Telephone requests may be directed to (412) 981-6000.


                                             PART II

                       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                       --------------------------------------------------

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed by the Corporation with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

            1. FNB's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

            2. The Corporation's Current Report of Form 8-K filed March 5, 1997, which included Audited Supplemental Consolidated Financial Statements for the years ended December 31, 1995, 1994, and 1993 with Report of Independent Auditors and Management's Discussion and Analysis.

            3. The Corporation's Current Report on Form 8-K filed April 21, 1997, disclosing information relative to the consummation of the merger with West Coast Bancorp, Inc.

            4. FNB's definitive Proxy Statement filed with the Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), in connection with the Annual Meeting of Shareholders of FNB held on April 23, 1997; and

            5. The description of FNB's Common Stock, par value $2.00 per share (the "Common Stock"), contained in FNB's Registration Statement filed under Section 12 of the Exchange Act, including all amendments and reports updating such description.

       All documents subsequently filed by FNB with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or register all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the F.N.B. Corporation 401(k) Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The consolidated financial statements of FNB at December 31, 1996 and 1995, and for each of the three years in the period ended, December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated in FNB's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference. The financial statements referred to above are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

       The supplemental consolidated financial statements of FNB at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included in Form 8-K for the year ended December 31, 1995 and incorporated herein by reference, are based in part on the reports of Hill, Barth & King, Inc. independent auditors.
The financial statements referred to above are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

       The legality of the securities offered hereby will be passed upon by Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania, counsel to FNB.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The effect of charter, by-law, statutory and other provisions whereby the directors and officers of FNB may be insured or indemnified against liability as officers and directors are set out below:

       Article IX of the Bylaws of the Corporation provides that the Corporation shall indemnify each director and officer of the Corporation and of its controlled subsidiaries made or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of such director's or officer's service to the Corporation or to another organization at the Corporation's request against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director and officer in connection with such action, suit or proceeding. Indemnification shall not be made with respect to actions, suits or proceedings where the act or omission giving rise to the claim for indemnification has been determined to have constituted willful misconduct or recklessness or where prohibited by law. In addition, expenses incurred by each director and officer in defending any such action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if an undertaking (in form and scope satisfactory to the Corporation) shall have been furnished to the Corporation to repay amounts so advanced if and to the extent it shall ultimately be determined that such officer or director is not entitled to indemnification and certain other conditions shall have been satisfied. The Corporation may purchase and maintain insurance, create a fund of any nature, grant a security interest or otherwise secure or insure in any manner its indemnification obligations.

       Section 1741 of the Pennsylvania Business Corporation Law provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

       Section 1742 of the Pennsylvania Business Corporation Law provides that a corporation shall (subject to the provisions described in the succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court of common pleas or other court deems proper.

       Under Section 1744 of the Pennsylvania Business Corporation Law, any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

            (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

            (2) If such quorum is not obtainable or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

            (3)  By the shareholders.

       Notwithstanding the above, Section 1743 provides that to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

       Under Section 1745 of the Pennsylvania Business Corporation Law, expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

       Section 1746 of the Pennsylvania Business Corporation Law further provides that the indemnification provided by Sections 1741, 1742 and 1743 and the advancement of expenses provided by Section 1745 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to
Section 1746 or otherwise. Indemnification pursuant to Section 1746 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Indemnification pursuant to Section 1746 under any bylaw, agreement, vote of shareholders, or directors or otherwise may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in such Section 1746 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Section 1746 declares such indemnification to be consistent with the public policy of Pennsylvania.

       The foregoing is only a general summary of certain aspects of Pennsylvania law dealing with the indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are incorporated herein by reference.


ITEM 8.     EXHIBITS.

       5.1 Opinion of Cohen & Grigsby, P.C. regarding legality of the securities *

      23.1  Consent of Ernst & Young LLP

      23.2  Consent of Hill, Barth & King, Inc.

      23.3  Consent of Cohen & Grigsby, P.C., (included in opinion filed as
            Exhibit 5.1.) *

      24.1  Power of Attorney *

      99.1  West Coast Bancorp, Inc. Employee Incentive Stock Option Plan

      99.2  West Coast Bancorp, Inc. Nonstatutory Stock Option Plan

* Previously filed as an exhibit to the Corporation's Registration Statement on Form S-4 to which this is a Post-Effective Amendment No.1.
ITEM 9.     UNDERTAKINGS.

(a)              Rule 415 Offering undertaking:

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference undertaking:

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)              Filing of Registration Statement on Form S-8 undertaking:

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on May 13, 1997.

                                                F.N.B. CORPORATION


                                                By /s/ Peter Mortensen
                                                   -------------------------
                                                   Peter Mortensen, Chairman,
                                                   President and Chief
                                                   Executive Officer


                               POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Peter Mortensen, John D. Waters and William J. Rundorff, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Peter Mortensen              Chairman, President, Chief     May 13, 1997
____________________________     Executive Officer and Director
Peter Mortensen                  (Principal Executive Officer)

/s/ Stephen J. Gurgovits         Executive Vice President       May 13, 1997
----------------------------     and Director
Stephen J. Gurgovits


/s/ Gary L. Tice                 Executive Vice President       May 13, 1997
----------------------------     and Director
Gary L. Tice


/s/ John W. Rose                 Executive Vice President       May 13, 1997
----------------------------
John W. Rose

/s/ William J. Rundorff          Executive Vice President       May 13, 1997
----------------------------
William J. Rundorff



/s/ Samuel K. Sollenberger       Vice President and             May 13, 1997
____________________________     Director
Samuel K. Sollenberger



/s/ John D. Waters               Vice President and CFO         May 13, 1997
____________________________     (Principal Financial and
John D. Waters                   Accounting Officer)


/s/ David B. Mogle               Secretary and Treasurer        May 13, 1997
----------------------------
David B. Mogle


/s/ W. Richard Blackwood         Director                       May 13, 1997
----------------------------
W. Richard Blackwood


/s/ William B. Campbell          Director                       May 13, 1997
----------------------------
William B. Campbell


/s/ Charles T. Cricks            Director                       May 13, 1997
----------------------------
Charles T. Cricks


/s/ Henry M. Ekker               Director                       May 13, 1997
----------------------------
Henry M. Ekker


/s/ Thomas C. Elliot             Director                       May 13, 1997
----------------------------
Thomas C. Elliott


/s/ Thomas W. Hodge              Director                       May 13, 1997
----------------------------
Thomas W. Hodge


/s/ James S. Lindsey             Director                       May 13, 1997
----------------------------
James S. Lindsey


/s/ Paul P. Lynch                Director                       May 13, 1997
----------------------------
Paul P. Lynch

/s/ Edward J. Mace               Director                       May 13, 1997
----------------------------
Edward J. Mace


/s/ James B. Miller              Director                       May 13, 1997
----------------------------
James B. Miller


/s/ Robert S. Moss               Director                       May 13, 1997
----------------------------
Robert S. Moss


/s/ John R. Perkins              Director                       May 13, 1997
----------------------------
John R. Perkins


/s/ William A. Quinn             Director                       May 13, 1997
----------------------------
William A. Quinn


/s/ George A. Seeds, Jr.         Director                       May 13, 1997
----------------------------
George A. Seeds, Jr.


/s/ William J. Strimbu           Director                       May 13, 1997
----------------------------
William J. Strimbu


/s/ Archie O. Wallace            Director                       May 13, 1997
----------------------------
Archie O. Wallace


/s/ Joseph M. Walton             Director                       May 13, 1997
----------------------------
Joseph M. Walton


/s/ James T. Weller              Director                       May 13, 1997
----------------------------
James T. Weller

/s/ Eric J. Werner               Director                       May 13, 1997
----------------------------
Eric J. Werner


/s/ Donna C. Winner              Director                       May 13, 1997
----------------------------
Donna C. Winner

                                  EXHIBIT INDEX

       5.1 Opinion of Cohen & Grigsby, P.C. regarding legality of the securities *

      23.1       Consent of Ernst & Young LLP

      23.2       Consent of Hill, Barth & King, Inc.

      23.3 Consent of Cohen & Grigsby, P.C., included in opinion filed as Exhibit 5.1 *

      24.1       Power of Attorney *

      99.1       West Coast Bancorp, Inc. Employee Incentive Stock Option
                 Plan

      99.2       West Coast Bancorp, Inc. Nonstatutory Stock Option Plan

* Previously filed as an exhibit to the Corporation's Registration Statement on Form S-4 to which this is Post-Effective Amendment No.1.

                                                                EXHIBIT 23.1


                       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


 We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment No.1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-22909) pertaining to the West Coast Bancorp, Inc. Employee Incentive Stock Option Plan and the West Coast Bancorp, Inc. Nonstatutory Stock Option Plan and to the incorporation by reference therein of our report dated January 31, 1997, with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and our report dated February 28, 1997 with respect to the supplemental consolidated financial statements of F.N.B. Corporation and Subsidiaries as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995 included in its Current Report on Form 8-K dated March 5, 1997, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP



Pittsburgh, Pennsylvania
May 9, 1997

                                                                EXHIBIT 23.2


                    CONSENT OF HILL, BARTH & KING, INC., INDEPENDENT AUDITORS


 We consent to the reference to our firm under the caption "Experts" in this Post Effective Amendment No.1 on Form S-8 to the Registration Statement on Form S-4 No. 333-22909 pertaining to the West Coast Bancorp, Inc. Employee Incentive Stock Option Plan and the West Coast Bancorp, Inc. Nonstatutory Stock Option Plan to the incorporation by reference therein of our report dated January 19, 1996 except for Note I, as to which the date is February 2, 1996 relating to the financial statements of Southwest Banks, Inc., which have been incorporated into the audited supplemental consolidated financial statements for the years ended December 31, 1995, 1994 and 1993, with respect to the supplemental consolidated financial statements of F.N.B. Corporation and subsidiaries included in Form 8-K, with the Securities and Exchange Commission.







Naples, Florida
May  12, 1997

                                                                EXHIBIT 99.1

                              EMPLOYEE INCENTIVE STOCK OPTION PLAN
                                    WEST COAST BANCORP, INC.

                                        DECEMBER 14, 1987

      1.     PURPOSE.     This Employee Incentive Stock Option Plan (the
            --------
"Plan") is intended as an incentive and to encourage stock ownership in West Coast Bancorp, Inc., a Florida corporation (the "Corporation"), by certain officers and other key employees of First National Bank of Southwest Florida, a banking association being organized under the laws of the United States and a wholly-owned subsidiary of the Corporation (hereinafter, collectively, with all other subsidiaries of the Corporation, the "Bank"), so that they may acquire or increase their proprietary interest in the Corporation, and to properly reward them for meritorious or profit producing services to the Bank. It is further intended that options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Sec. 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     2.     ADMINISTRATION.     The Plan shall be administered by a committee
            ---------------
appointed by the Board of Directors of the Corporation (the "Committee").
The Committee shall consist of not less than three members. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. The action of a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.
After the date on which a registration of the Corporation's stock with the Securities and Exchange Commission shall become effective, each Director, while a member of the Committee, shall meet the definition of "disinterested person" contained in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Committee shall from time to time at its discretion designate the key employees who shall be granted options and the number of shares to be optioned to each.
     The interpretation and construction by the Committee of any provisions
of the Plan or of any option granted under it shall be final.   No member of
the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     3.     ELIGIBILITY.     The persons who shall be eligible to receive
            ------------
options shall be such employees (including officers, whether or not they are directors) of the Bank as the Committee shall select from time to time ("Optionee" or "Optionees"). An Optionee may hold more than one option, but only on the terms and subject to the restrictions hereinafter set forth.

     4.     STOCK.      The stock subject to the options shall be shares of
            ------
the Corporation's authorized and unissued or reacquired $1.00 par value voting common stock (the term "shares" as used herein shall refer to shares which are specifically subject to an option granted under the Plan). The aggregate number of shares which may be issued under options pursuant to the Plan shall not exceed 50,000 shares. The limitations established by the preceding sentences shall be subject to adjustment as provided in Section 6 of the Plan.
     In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

     5.      ANNUAL LIMITATION.     The fair market value (determined as of
             ------------------
the date of grant of the option) of the shares with respect to which options first become exercisable by an Optionee during any calendar year (under the Plan and any other plans granting incentive stock options which are established by the Corporation or the Bank) shall not exceed $100,000.

     6.     TERMS AND CONDITIONS OF OPTION.     Options granted pursuant to
            -------------------------------
the Plan shall be authorized by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall contain specifically or be subject to the following terms and conditions:
     (a)    Number of Shares.    Each option shall state the number of shares
            -----------------
to which it pertains.
     (b)    Option Price.    Each option shall state the option price, which
            -------------
shall be not less than 100% of the fair market value of the shares subject to the option on the date of grant. Fair market value shall be determined under the principles of Treasury Regulations 20.2031-2 or such other regulations or authorities as the Committee shall deem appropriate at the time. Subject to the foregoing, the Committee, in fixing the option price, shall have full authority and discretion and be fully protected doing so.
     (c)     Medium and Time of Payment.    The option price shall be payable
             ---------------------------
on the exercise of the option and may be paid (i) in United States Dollars in cash or by check; (ii) by transferring a number of shares (valued as provided in Paragraph 6(b) above as of the date of transfer) having a value equal to the option price; or (iii) by part payment in cash or by check as provided in
(i) above and by payment of the balance by transferring shares to the Corporation as provided in (ii) above. The foregoing notwithstanding, in the discretion of the Committee a deferred payment of the option price may be permitted, upon terms and conditions established by the Committee.
     (d)     Conditions of Exercise of Options.
             ----------------------------------
               (1) No option granted pursuant to this Plan shall be exercised in whole or in part more than seven years after it is granted, and such option shall be subject to such further terms and conditions as to the time of its exercise as the Committee may prescribe.
               (2) In order to exercise an option granted hereunder, in whole or in part, each of the following conditions must be fulfilled at the time of exercise:
               (i) The Optionee must be in the employ of the Bank or exercise the Option within the 30 day period following termination of employment. However, any Optionee who is totally and permanently disabled at the time of exercise of an option and who has ceased to work for the Bank as a result of such disability shall not be required to satisfy this condition if he has been employed by the Bank within twelve (12) months prior to the date of exercise of such option. Permanent and total disability for purposes of this Paragraph 6(d)(2)(i) shall mean that such Optionee, at the time he ceased his employment by the Bank, was unable to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment which could be expected to result in death or which at such time could be expected to last for a continuous period of not less than twelve (12) months. Such Optionee shall furnish proof of such disability in form and substance satisfactory to the Committee.
               (ii) The Optionee shall have met any additional specific conditions imposed by the Committee at the time of the granting of the option. Such specific conditions may be in the form of achievement goals for the individual Optionee based upon predetermined minimum increases over a specific period or periods of time, in sales, gross profits, pre-tax or after tax earnings, productivity, or other goals or standards for the Bank. The imposition of such achievement goals and conditions shall be in the sole discretion of the Committee; and such goals and conditions may differ between individual employees of the Bank, and between classes of employees of the Bank.
               (iii) Any Optionee shall be entitled to accumulate and carry over any unexercised portion of an option to any subsequent period, provided that at the time of exercise of such portion of the option, the Optionee shall meet all conditions herein required of the Optionee at the time of the exercise.

     (e)     Termination of Employment Except by Death.    Subject to
             ------------------------------------------
Paragraph 6(d)(2)(i), in the event that an Optionee shall cease to be employed by the Bank for any reason other than his death, such Optionee shall have thirty (30) days from the date of termination of employment to exercise the unexercised portion of the option after which such portion of the option shall become null and void. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, whose determination shall be final and conclusive.
     (f)     Death of Optionee and Transfer of Option.    If the Optionee
             -----------------------------------------
shall die while in the employ of the Bank and shall not have fully exercised the option, the option may be exercised, subject to the condition that no option shall be exercisable after the expiration of seven years from the date it is granted, to the extent that the Optionee's right to exercise such option had accrued pursuant to this Section 6 of the Plan at the time of his death and had not previously been exercised, at any time within twelve (12) months after the Optionee's death, by the executors or administrators of the Optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.
      No option shall be transferable by the Optionee otherwise than by will or under the laws of descent and distribution.
     (g)     Recapitalization.    Subject to any required action by the
             -----------------
shareholders, the number of shares covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend or stock split (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.
     Subject to any required action by the shareholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation shall cause each outstanding option to terminate.
     In the event of a change in the shares of the Corporation as presently constituted, which is limited to a change of all of its authorized shares into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an incentive stock option within the meaning of Sec. 422A of the Code.
     Except as hereinbefore expressly provided in this Section 6, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.
     The grant of any option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets; provided, however, that if any such adjustment shall result in a fractional share for any Optionee under any option hereunder, such fraction shall be completely disregarded and the Optionee shall only be entitled to the whole number of shares resulting from such adjustment.
     (h)     Rights as a Shareholder.    An Optionee or a transferee of an
             ------------------------
option shall have no rights as a shareholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise provided in this
Section 6.
     (i)     Investment Purpose.    The Company shall not be obligated to
             -------------------
sell or issue any shares pursuant to any option unless the shares with respect to which the option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended.
     Notwithstanding anything in the Plan to the contrary, each option under the Plan shall be granted on the condition that the purchases of shares thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the shares subject to such option are registered under the Securities Act of 1933, as amended, and applicable state securities laws or in the event a resale of such shares without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933, as amended, or any other applicable law, regulation, or rule of any governmental agency.
     (j)     Other Provisions.    Options authorized under the Plan shall
             -----------------
contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee or the Board of Directors of the Corporation shall deem advisable, subject to any limitation on the discretion of the Board of Directors required by Rule 16b-3. Any such option agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Sec. 422A of the Code or to conform to any change in the law and shall not contain any provisions, restrictions or limitations which shall prevent such option from being an Incentive Stock Option as aforesaid.

     7.     TERM OF PLAN.     Options may be granted pursuant to the Plan
            -------------
from time to time within a period of ten years from the date the Plan is adopted or the date the Plan is approved by the shareholders, whichever is earlier.

     8.     INDEMNIFICATION OF COMMITTEE.     In addition to such other
            -----------------------------
rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

     9.     AMENDMENT TO THE PLAN.     The Board of Directors of the
            ----------------------
Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of Incentive Stock Options as defined in Sec. 422A of the Code.

     10.     APPLICATION OF FUNDS.     The proceeds received by the
             ---------------------
Corporation from the sale of Shares pursuant to options will be used for general corporate purposes.

     11.     NO OBLIGATION TO EXERCISE OPTION.    The granting of an option
             ---------------------------------
shall impose no obligation upon the Optionee to exercise such option.

     12.     APPROVAL OF SHAREHOLDERS.    The Plan shall not take effect
             -------------------------
until approved by the holders of a majority of the outstanding shares, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board of Directors.

     13.      LIMITATIONS ON GRANT OF OPTION.     No option may be granted
          -------------------------------
under this Plan to any person who owns, directly or indirectly under the rules of Section 425(d) of the Code, or who, by reason of the exercise of such option will own, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, or of any parent or subsidiary thereof (including the Bank), as provided in Section 422A(b)(6) of the Code, unless such option (i) has an exercise price that equals at least 110% of the fair market value of the stock on the date the option is granted, and (ii) shall not be exercisable more than five years from the date the option is granted.
1 1 1 3 o

                                                                EXHIBIT 99.2

                                    WEST COAST BANCORP, INC.
                                      CAPE CORAL,  FLORIDA

                                 NONSTATUTORY STOCK OPTION PLAN
                                 WITH STOCK APPRECIATION RIGHTS


 1.     Purpose and Scope
       -----------------
        The purpose of this Plan is to promote the interests of the Company and its shareholders by strengthening its ability to attract and retain key officers and directors by furnishing additional incentives whereby such present and future officers, key employees, and directors may be encouraged to acquire, or to increase their acquisition of, the Company's common stock, thus maintaining their personal and proprietary interest in the Company's continued success and progress. The Plan provides for the grant of Nonstatutory Stock Options and Stock Appreciation Rights in accordance with the terms and conditions set forth below.

2.     Definitions
       -----------

        Unless otherwise required by the context:

        2.01.   "Board" shall mean the Board of Directors of the Company.

        2.02. "Committee" shall mean the Stock Option Plan Committee, which consists of 3 members appointed by the Board.

        2.03. "Company" shall mean West Coast Bancorp, Inc., a Florida corporation, and any subsidiary corporation.

        2.04. "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.05. "Nonstatutory Stock Option" shall mean a right to purchase Stock, granted pursuant to the Plan, which does not qualify under Section 422A of the Code and the regulations thereunder.

        2.06.   "Option" shall mean a Nonstatutory Stock Option.

        2.07. "Option Price" shall mean the purchase price for Stock under a Nonstatutory Stock Option, as determined in Section 6 below.

        2.08. "Participant" shall mean anyone to whom a Nonstatutory Stock Option is granted under the Plan.

        2.09.   "Plan" shall mean the West Coast Bancorp, Inc. Stock Option
Plan.

        2.10. "Stock" shall mean the common stock of West Coast Bancorp, Inc.

        2.11. "Stock Appreciation Right" shall mean a right to receive cash, granted pursuant to Section 8 of the Plan.

3.     Stock to be Optioned
       --------------------

        Subject to the provisions of Section 14 of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 50,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company. If any Nonstatutory Stock Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares not purchased shall again be available for purposes of the Plan.

4.     Administration
       --------------

        The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees and directors of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

5.     Eligibility
       -----------

        The Board, upon recommendation of the Committee, may grant Nonstatutory Stock Options and Stock Appreciation Rights to any officer, key executive, administrative or other employee (including an employee who is a director of the Company). Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee shall determine. Options granted at different times need not contain similar provisions.

6.     Option Price
       ------------

        The purchase price for Stock under each Nonstatutory Stock Option shall be fixed by the Committee at no more than the fair market value nor less than par value.

7.     Terms and Conditions of Options
       -------------------------------

        Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by a Stock Option Agreement in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

      7.01.     Employment Agreement.     The Board may, in its discretion,
                --------------------
include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Company, however, any obligation to employ the Participant for any period of time.

      7.02.     Noncompetition.     The Board may, in its discretion, include
                --------------
in any Option granted under the Plan a condition that the Participant agree not to compete with the Company for a specific period of time and/or within a specific geographic area.

      7.03.     Time and Method of Payment.     The Option Price shall be
                --------------------------
paid in cash at the time an Option is exercised under the Plan and/or may be paid for by tendering of one or more shares of Stock. Upon a tender of Stock, the fair market value of the Stock at the time of tender shall be used to determine the value of the Stock as payment. The Committee shall have sole discretion to determine the fair market value of the shares of Stock taking into consideration such factors as the most recent appraisal of the

Stock for purposes of the Company's Employee Stock Ownership Plan, the Company's year-to-date earnings, and recent trading prices of the Stock. Promptly after the exercise of an Option and the payment of the full Option Price either in Stock or cash, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such share of Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      7.04.     Surrender Rights.     The Committee may include in an Option
                ----------------
granted under the Plan the right to surrender all or a portion of the Option and receive in exchange therefor an amount of cash or Stock equal to the difference between the then fair market value of the shares of stock issuable upon the exercise of the Option or portion thereof surrendered and the exercise price of the Option or portion thereof surrendered. The fair market value of the Stock shall be determined in accordance with the provisions under Section 9.04 of the Plan.

      7.05.     Number of Shares.     Each Option shall state the total
                ----------------
number of shares of Stock to which it pertains.

      7.06.     Option Period and Limitations on Exercise of Options.     The
                ----------------------------------------------------
Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option Agreement. Except as provided in the Option Agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of five years from the date it is granted. No Option may be exercised for a fractional share of Stock.

8.     Stock Appreciation Rights
       -------------------------

        The Board may, upon recommendation of the Committee, grant Stock Appreciation Rights to Participants at the same time as such Participants are awarded Nonstatutory Stock Options under the Plan. Such Stock Appreciation Rights shall be evidenced by a Nonstatutory Stock Option and Stock Appreciation Right Agreement in such form as the Board shall from time to time approve. Such Agreement shall comply with, and be subject to, the following terms and conditions:

      8.01.     Employment Agreement.     The Board may, in its discretion,
                --------------------
include in any Stock Appreciation Right granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its subsidiaries for a period of time (specified in the agreement) from the date the Stock Appreciation Rights are granted. No such agreement shall impose upon the Company, however, any obligations to employ the Participant for any period of time.

      8.02.     Grant.     Each Stock Appreciation Right shall relate to a
                -----
specific Nonstatutory Stock Option under the Plan, and shall be awarded to a Participant concurrently with the grant of such Nonstatutory Stock Option. The Company shall have sole discretion to grant up to one (1) Stock Appreciation Right for every 2.5 Nonstatutory Stock Options granted under this Agreement.

      8.03.     Manner of Exercise.     A Participant shall exercise a Stock
                ------------------
Appreciation Right by giving written notice of such exercise to the Company. The date upon which such written notice is received by the Company shall be the exercise date for the Stock
Appreciation Right.

      8.04.     Appreciation Available.     Each Stock Appreciation Right
                ----------------------
shall entitle a Participant to the following amount of appreciation -- the excess of the fair market value of a share of Stock on the exercise date over the Nonstatutory Stock Option Price per share of the related Nonstatutory Stock Option. The Committee shall have sole discretion to determine the fair market value of the shares of Stock taking into consideration such factors as the Company's year-to-date earnings, and recent trading prices of the Stock. The total appreciation available to a Participant from any exercise of Stock Appreciation Rights shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Right determined under the preceding sentences.

      8.05.     Payment of Appreciation.     The total appreciation available
                -----------------------
to a Participant from an exercise of Stock Appreciation Rights shall be paid to the Participant in cash. The amount thereof shall be the amount of appreciation determined under Paragraph 4 above.

      8.06.     Limitations Upon Exercise of Stock Appreciation Rights.
                ------------------------------------------------------
A Participant may exercise a Stock Appreciation Right for cash only in conjunction with the exercise of the Nonstatutory Stock Option to which the Stock Appreciation Right relates. Stock Appreciation Rights may be exercised only at such times and by such persons as may exercise Nonstatutory Stock Options under the Plan. Adjustment to the number of shares in the Plan and the price per share pursuant to Section 14 below shall also be made to any Stock Appreciation Rights held by each Participant. Any termination, amendment, or revision of the Plan pursuant to Section 14 below shall be deemed a termination, amendment, or revision of Stock Appreciation Rights to the same extent.

      8.07.     Tax Deductibility of Stock Appreciation Rights.     The Board
                ----------------------------------------------
may, in its discretion, include in any Stock Appreciation Right granted under the Plan a condition that if the Internal Revenue Code is amended such that, at the time the Participant elects to exercise his Stock Appreciation Right, the dollar value of the Stock Appreciation Right is not tax-deductible, then such Stock Appreciation Right will become null and void. The Board may further provide that such condition may be waived by the Committee at the time the Participant exercises the Stock Appreciation Right.

9.     Exercise of Options
       -------------------

        The Committee, in granting Options and Stock Appreciation Rights hereunder, shall have discretion to determine the terms upon which such Options and Stock Appreciation Rights shall be exercisable, subject to the applicable provisions of the Plan. If a Participant is discharged for just cause at any time, the entire number of shares of Stock and Stock Appreciation Rights granted to a Participant shall be forfeited. For this purpose, "just cause" shall mean theft, fraud, embezzlement or willful misconduct causing significant property damage to the Company or personal injury to any employee of the Company. The Committee shall have sole discretion in determining "just cause" within the terms of this Section.

10.   Termination of Employment
      -------------------------

        Following the date of cessation of employment, the Participant may at any time within thirty (30) days exercise his Options and Stock Appreciation Rights to the extent that he was entitled to exercise them on the date of cessation of employment, but in no event shall any Option or Stock Appreciation Right be exercisable more than five (5) years from the date it was granted. In the sole discretion of the Committee, the Stock Option and Stock Appreciation Rights Agreement may provide that should the Participant engage in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company or any of its subsidiaries, then any Stock and Stock
Appreciation Rights issued or to be issued to the Participant shall become null and void. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company or a subsidiary, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

11.   Rights in Event of Death
      ------------------------

        If a Participant dies while employed by the Company or any of its subsidiaries, or within three months after having retired with the consent of the Company or any of its subsidiaries, without having fully exercised his Options and Stock Appreciation Rights, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options and Stock Appreciation Rights to the extent that such deceased Participant was entitled to exercise the Options and Stock Appreciation Rights on the date of his death; provided, however, that in no event shall the Options or Stock Appreciation Rights be exercisable more than five years from the date they were granted.

12.   No Obligations to Exercise Option or Stock Appreciation Rights
      --------------------------------------------------------------

        The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Right.

13.   Nonassignability
      ----------------

        Options and Stock Appreciation Rights shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

14.   Effect of Change in Stock Subject to the Plan
      ---------------------------------------------

        The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, the price per share, and the number of related Stock Appreciation Rights shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option or Stock Appreciation Right shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options and Stock Appreciation Rights outstanding under the Plan shall terminate; provided, however that each Participant (and each other person entitled under Section

11 to exercise an option or Stock Appreciation Right) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options and Stock Appreciation Rights in whole or in part, but only to the extent that such Options and Stock Appreciation Rights are otherwise exercisable under the terms of the Plan.

15.   Amendment and Termination
      -------------------------

        Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option or Stock Appreciation Right previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten (10) years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.
        With respect to any shares of Stock to which Options have not been granted under the Plan, the Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend, or suspend certain provisions of the Plan.

16.   Agreement and Representation of Employees
      -----------------------------------------

        As a condition to the exercise of any portion of an Option, or of any Stock Appreciation Right, the Company may require the person exercising such Option or Stock Appreciation Right to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

17.   Reservation of Shares of Stock
      ------------------------------

        The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

18.   Withholding Taxes
      -----------------

        Whenever under the Plan shares are to be issued upon the exercise of Options or Rights thereunder, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, prior to the delivery of any Stock certificate or certificates for such shares. Whenever under the Plan payments are made in cash such payment shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements.

19.   Effective Date of Plan
      ----------------------

        The Plan shall be effective from the date that the Plan is approved by both the Board of Directors of the Company.



Date Approved By Board of Directors:     3-19-92
                                      -------------

                                WEST COAST BANCORP, INC.

    RESOLUTION RELATING TO AMENDMENT OF NON-STATUTORY STOCK OPTION PLAN WITH
                               STOCK APPRECIATION RIGHTS


         WHEREAS, on March 19, 1992, the Board of Directors of West Coast Bancorp, Inc., (the "Company") duly adopted the Non-statutory Stock Option Plan with Stock Appreciation Rights ("Stock Option Plan"), pursuant to which it was intended that officers, key employees, and Directors of the Company would be eligible to participate in the Stock Option Plan, as described in paragraph 1 of the Stock Option Plan entitled "Purpose and Scope";

        WHEREAS, a specifically stated purpose of the Stock Option Plan is to attract and retain, among others, directors by furnishing additional incentives whereby present and future directors of the Company may be encouraged to acquire the Company's stock;

        WHEREAS, paragraph 4 of the Stock Option Plan entitled
"Administration" empowers a special committee of the Board of Directors to make recommendations with respect to the participation in the Stock Option Plan by, among other, directors of the Company;

        WHEREAS, however, notwithstanding the stated purpose of the Stock Option Plan and the authority of a committee to recommend an award of stock options to directors thereunder, the final draft of the Stock Option Plan inadvertently omitted directors in paragraph 5, entitled "Eligibility", as eligible participants;

        WHEREAS, it was the intention of the Board of Directors when originally adopting the plan, and it continues to be its intention, to include non-employee directors as eligible participants in the Stock Option Plan; and

        WHEREAS, the Board of Directors have determined it to be necessary to amend the Stock Option Plan in order to clarify any ambiguities regarding the eligibility of non-employee directors to participate in the Stock Option Plan;

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors do hereby amend said Stock Option Plan, to include any and all duly appointed or elected members of the Board of Directors to participate in the Stock Option Plan as follows:

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        1.     Paragraph 5 of the Stock Option Plan shall be amended and
restated as follows:

                "5. Eligibility.
                    ------------

                           The Board, upon recommendations of the Committee, may grant Non-statutory Stock Options and Stock Appreciation Rights to any officer, key executive, duly elected or appointed member of the Board of Directors, administrative or other employee (including an employee who is a director) of the Company. Options may be awarded by the Board at any time and from time to time to new Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee shall determine.

        2. Section 7.01 of Paragraph 7 of the Stock Option Plan shall be amended and restated as follows:

                           "7.01 Employment Agreement.  The Board may, in its
                                 --------------------
                discretion, include in any Option granted under the Plan to a Participant who also is an employee of the Company that such Participant shall agree to remain in the employ, of, and render services to, the Company for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Company, however, any obligation to employ such Participant for any period of time."

        3. Section 8.01 of Paragraph 8 of the Stock Option Plan shall be amended and restated as follows:

                           "8.01 Employment Agreement.  The Board may, in its
                                 --------------------
               discretion, include in any Stock Appreciation Rights granted under the Plan to a Participant who also is an employee of the Company that such Participant shall agree to remain in the employ of, and render services to, the Company for a period of time (specified in the agreement) following the date the Stock Appreciation Right is granted. No such

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               agreement shall impose upon the Company, however, any
               obligation to employ such Participant for any period of time."

        4. Paragraph 10 of the Stock Option Plan shall be revised and amended as follows:

                (a) The first sentence shall be revised by inserting the phrase "or service on the Board of Directors", after the word "employment" but before the comma in the first and fifth lines of this paragraph.

                (b) The third sentence of this paragraph shall be revised by inserting the phrase, "or service on the Board of Directors" after the first appearance of the word "employment" in this sentence.

        5. Paragraph 11 of the Stock Option Plan shall be revised and amended by inserting the phrase, "or while serving on the Board of Directors of," after the word "by" and before the word "Company" in the first line of this paragraph.

        6. Paragraph 16 of the Stock Option Agreement is amended by revising the heading to state as follows: "16. Agreement and Representation
                                               ----------------------------
of Participants".
-----------------

        RESOLVED, that the Non-Statutory Stock Option Agreement with Stock Appreciation Rights entered into with Participants in connection with a grant of an option under the Stock Option Plan shall be similarly revised as appropriate to reflect the amendments made to the Stock Option Plan pursuant to the foregoing resolution; and

        RESOLVED, that the President and officers of the Company are hereby authorized, empowered, and directed to take and to perform or cause to be taken and performed, in the name of the Company, all such further actions and things as may be necessary, advisable, convenient, or proper to carry out the intent of the foregoing.

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        I, Stephen R. Zellner, hereby certify that I am the duly appointed
Secretary of West Coast Bancorp, Inc., and that the above Resolutions are a true and correct document, adopted at the meeting of the Board of Directors of said Company held on June 20, 1996, in which a quorum was present and acting, and that said Resolutions amending the Stock Option Plan were unanimously approved by the Board of Directors of the Company.


                                   /s/Stephen R. Zellner
                                   ---------------------------
                                   Stephen R. Zellner, Secretary


Dated this June 20, 1996

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